Exhibit 99.1

News Release

Contact:	Dan Eggers
Investor Relations
312-394-2345

Paul Adams
Corporate Communications
410-470-4167

EXELON ANNOUNCES FIRST QUARTER 2016 RESULTS

CHICAGO (May 6, 2016) — Exelon Corporation (NYSE: EXC) announced first quarter 2016 consolidated earnings as follows:

	First Quarter
	2016	2015
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$632	$615
Diluted Earnings per Share	$0.68	$0.71

GAAP Results:
Net Income ($ millions)	$173	$693
Diluted Earnings per Share	$0.19	$0.80

“We are delighted to have closed the PHI acquisition during the first quarter, establishing Exelon Utilities as the largest utility in the U.S. by number of customers and also delivering on our commitment to increase the earnings mix from regulated and contracted businesses,” said Christopher M. Crane, Exelon’s president and CEO. “Unfortunately, we are also announcing plans to retire the economically challenged Clinton and Quad Cities nuclear plants in Illinois on June 1, 2017 and June 1, 2018, respectively, without passage of adequate legislation in the current spring legislative session and Quad Cities clearing in the 2019-20 RPM capacity auction.”

First Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) Operating Earnings decreased to $0.68 per share in the first quarter of 2016 from $0.71 per share in the first quarter of 2015. Exclusive of $0.03 unfavorable earnings impacts of the PHI acquisition and other financing arrangements, quarter over quarter Operating Earnings are essentially flat reflecting:

•	Nuclear refueling outage timing, fewer non-refueling outage days and increased capacity pricing offset by lower realized energy pricing and increased nuclear decommissioning amortization expense at Generation; and

•	Favorable impacts at the utilities of regulatory rate increases mostly offset by less favorable weather.

First quarter 2016 results also include $2 million, net of tax, of PHI Operating Earnings from March 24, 2016 to March 31, 2016.

Adjusted (non-GAAP) Operating Earnings for the first quarter of 2016 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$632	$0.68
Mark-to-Market Impact of Economic Hedging Activities	64	0.07
Unrealized Gains Related to NDT Fund Investments	31	0.03
Amortization of Commodity Contract Intangibles	12	0.01
Merger and Integration Costs(1)	(76)	(0.08)
Merger Commitments(2)	(394)	(0.42)
Long-Lived Asset Impairment	(71)	(0.07)
Cost Management Program	(14)	(0.02)
CENG Non-Controlling Interest	(11)	(0.01)

Exelon GAAP Net Income	$173	$0.19

(1)	Includes a pre-tax charge to GAAP earnings of approximately $52 million of PHI related merger severance.
(2)	Approval of the merger across all regulatory jurisdictions was conditioned on Exelon and PHI agreeing to certain commitments pursuant to which Exelon recorded a total pre-tax charge to GAAP earnings of $508 million.

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Adjusted (non-GAAP) Operating Earnings for the first quarter of 2015 do not include the following items (after tax) that were included in reported GAAP Net Income:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$615	$0.71
Mark-to-Market Impact of Economic Hedging Activities	100	0.11
Unrealized Gains Related to NDT Fund Investments	24	0.03
Amortization of Commodity Contract Intangibles	24	0.03
Merger and Integration Costs	(21)	(0.02)
Mark-to-Market Impact of PHI Merger Related Interest Rate Swap	(48)	(0.06)
Midwest Generation Bankruptcy Recoveries	6	0.01
CENG Non-Controlling Interest	(7)	(0.01)

Exelon GAAP Net Income	$693	$0.80

First Quarter and Recent Highlights

•	PHI Acquisition: On March 23, 2016, Exelon completed the all cash $7 billion acquisition of PHI. As such, Exelon’s first quarter 2016 earnings include the consolidated results of PHI for the period March 24, 2016, to March 31, 2016. Approval of the merger across all jurisdictions was conditioned upon Exelon agreeing to certain commitments providing direct benefits to customers, for which Exelon recorded a total pre-tax charge of $508 million (or $394 million after-tax) in the first quarter 2016, which has been excluded from adjusted (non-GAAP) Operating earnings.

•	Early Retirement of Clinton and Quad Cities Nuclear Facilities: In 2015, Exelon and Generation deferred retirement decisions on Clinton and Quad Cities until 2016 in order to participate in the 2016-2017 MISO primary reliability auction and the 2019-2020 PJM capacity auction to be held in April and May 2016, respectively, as well as to provide Illinois policy makers with additional time to consider needed reforms and for MISO to consider market design changes to ensure long-term power system reliability in southern Illinois. In April 2016, Clinton cleared the MISO primary reliability auction as a price taker for the 2016-2017 planning year. The resulting capacity price is insufficient to cover cash operating costs and a risk-adjusted rate of return to shareholders. The results of the 2019-2020 PJM capacity auction will be available on May 24, 2016. On May 6, 2016 Exelon and Generation announced intentions to shut down the Clinton nuclear plant on June 1, 2017 and Quad Cities nuclear plant on June 1, 2018 if Illinois does not pass adequate legislation by May 31, 2016 and if Quad Cities does not clear the 2019-2020 PJM capacity auction.

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 44,802 gigawatt-hours (GWh) in the first quarter of 2016, compared with 42,657GWh in the first quarter of 2015. Excluding Salem, the Exelon-operated

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nuclear plants at ownership achieved a 95.8 percent capacity factor for the first quarter of 2016, compared with 92.7 percent for the first quarter of 2015. The number of planned refueling outage days in the first quarter of 2016 totaled 70, compared with 89 in the first quarter of 2015. There were 10 non-refueling outage days in the first quarter of 2016, compared with 32 days in the first quarter of 2015.

•	Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 93.5 percent in the first quarter of 2016, compared with 98.0 percent in the first quarter of 2015. The lower performance in the quarter was primarily due to an unplanned outage in January at Mystic 8 and 9, in Massachusetts. Energy Capture for the wind and solar fleet was 96.2 percent in the first quarter of 2016, compared with 95.9 percent in the first quarter of 2015.

•	Ginna Nuclear Power Plant Reliability Support Services Agreement (RSSA): In April 2016, FERC and NYPSC approved an RSSA under which Ginna would continue to operate during the RSSA term and, in return, Ginna would be paid revenues to compensate it for the reliability benefits that it provides to the transmission grid. Generation will also recognize a one-time revenue adjustment in April 2016 of approximately $101 million representing the net cumulative previously unrecognized amount of revenue retroactive from the April 1, 2015 effective date through March 31, 2016. A 49.99 percent portion of the one-time adjustment will be removed from Generation’s results by the non-controlling interest in CENG.

•	Pepco Electric Distribution Rate Case: On April 19, 2016, Pepco filed an application with the MDPSC requesting an increase of $127 million to its annual service revenues for electric delivery, based on a requested ROE of 10.6 percent. Any adjustments to rates approved by the MDPSC are expected to take effect in November 2016.

•	ACE Electric Distribution Rate Case: On March 22, 2016, ACE filed an application with the NJBPU requesting an increase of $84 million to its annual service revenues for electric delivery, based on a requested ROE of 10.6 percent. A decision by the NJBPU is expected in the first half of 2017.

•	Financing Activities: On April 7 2016, Exelon issued and sold $1.8 billion aggregate principal amount of notes consisting of $300 million of 2.450 percent Notes due in 2021, $750 million of 3.400 percent Notes due in 2026 and $750 million of 4.450 percent Notes due in 2046. A portion of the proceeds of the Notes will be used to repay commercial paper issued by PHI and for general corporate purposes, which may include the repayment of outstanding indebtedness.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. This strategy has not changed as a result of recent and pending

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asset divestitures. The proportion of expected generation hedged as of March 31, 2016, is 96.0 percent to 99.0 percent for 2016, 69.0 percent to 72.0 percent for 2017, and 37.0 percent to 40.0 percent for 2018. Expected generation is the volume of energy that best represents our financial exposure through owned or contracted capacity. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

Operating Company Results

ComEd consists of electricity transmission and distribution operations in Northern Illinois.

ComEd’s first quarter 2016 GAAP Net Income was $115 million compared with $90 million in the first quarter of 2015.    Adjusted (non-GAAP) Operating Earnings for the first quarter of 2016 and 2015 do not include merger and integration costs that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is presented in the table below:

($ millions)	1Q16	1Q15
ComEd Adjusted (non-GAAP) Operating Earnings	$110	$92
Merger and Integration Costs	5	(2)

ComEd GAAP Net Income	$115	$90

ComEd’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2016 increased by $18 million from the same quarter in 2015, primarily due to higher electric distribution and transmission formula rate earnings, partially offset by less favorable weather.

For the first quarter of 2016, heating degree-days in the ComEd service territory were down 20.2 percent relative to the same period in 2015 and were 8.3 percent below normal. Total retail deliveries decreased by 4.6 percent in the first quarter of 2016 compared with the same period in 2015.

Weather-normalized retail electric deliveries were slightly less in the first quarter of 2016 compared with the same period in 2015.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in Southeastern Pennsylvania.

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PECO’s first quarter 2016 GAAP Net Income was $124 million compared with $139 million in the first quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2016 and 2015 do not include certain items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is presented in the table below:

($ millions)	1Q16	1Q15
PECO Adjusted (non-GAAP) Operating Earnings	$126	$140
Merger and Integration Costs	(1)	(1)
Cost Management Program	(1)	—

PECO GAAP Net Income	$124	$139

PECO’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2016 decreased $14 million from the same quarter in 2015, primarily due to less favorable weather, partially offset by increased electric distribution revenue pursuant to the 2015 PAPUC authorized electric distribution rate increase effective January 1, 2016.

For the first quarter of 2016, heating degree-days in the PECO service territory were down 27.2 percent relative to the same period in 2015 and were 13.7 percent below normal. Total retail electric deliveries were down 8.2 percent compared with the first quarter of 2015. Natural gas deliveries (including both retail and transportation segments) in the first quarter of 2016 were down 20.1 percent compared with the same period in 2015.

Weather-normalized retail electric deliveries remained relatively consistent while gas deliveries increased 4.0 percent in the first quarter of 2016 compared with the same period in 2015. The increased gas volumes were driven primarily by moderate economic conditions and customer growth.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

BGE’s first quarter 2016 GAAP Net Income was $98 million, compared with $106 million in the first quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2015 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is presented in the table below:

($ millions)	1Q16	1Q15
BGE Adjusted (non-GAAP) Operating Earnings	$100	$107
Merger and Integration Costs	(1)	(1)
Cost Management Program	(1)	—

BGE GAAP Net Income	$98	$106

BGE’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2016 decreased $7 million from the same quarter in 2015, primarily due to increased storm costs in BGE’s service territory. Due to revenue decoupling, BGE is not affected by actual weather with the exception of major storms.

PHI consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

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PHI’s GAAP Net Loss from March 24-31, 2016 was $309 million. Adjusted (non-GAAP) Operating Earnings for the successor period do not include merger and integration costs and merger commitments that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is presented in the table below:

($ millions)	March 24-31, 2016
PHI Adjusted (non-GAAP) Operating Earnings	$2
Merger and Integration Costs	(33)
Merger Commitments	(278)

PHI GAAP Net Loss	$(309)

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

Generation’s first quarter 2016 GAAP Net Income was $310 million compared with $443 million in the first quarter of 2015. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2016 and 2015 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	1Q16	1Q15
Generation Adjusted (non-GAAP) Operating Earnings	$315	$303
Mark-to-Market Impact of Economic Hedging Activities	64	100
Unrealized Gains Related to NDT Fund Investments	31	24
Amortization of Commodity Contract Intangibles	12	24
Merger and Integration Costs	(10)	(7)
Merger Commitments	(2)	—
Midwest Generation Bankruptcy Recoveries	—	6
Long-Lived Asset Impairment	(71)	—
Reassessment of State Deferred Income Taxes	(6)	—
Cost Management Program	(12)	—
CENG Non-Controlling Interest	(11)	(7)

Generation GAAP Net Income	$310	$443

Generation’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2016 increased by $12 million compared with the same quarter in 2015. This increase primarily reflects nuclear refueling outage timing, fewer non-refueling outage days, and increased capacity pricing, partially offset by lower realized energy prices and increased nuclear decommissioning amortization expense.

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Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) Operating Earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) Operating Earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP Net Income to adjusted (non-GAAP) Operating Earnings for historical periods is attached. Additional earnings release attachments are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on May 6, 2016.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC (PHI), Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; (2) PHI’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 16; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC), now including the Pepco Holdings utilities, is the nation’s leading competitive energy provider, with 2015 revenues of approximately $34.5 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 32,700 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Follow Exelon on Twitter @Exelon.

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended March 31, 2016 and 2015	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three months ended March 31, 2016 and 2015	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three months ended March 31, 2016 and 2015	4

Business Segment Comparative Statements of Operations - PHI and Other - Three months ended March 31, 2016 and 2015	5

Consolidated Balance Sheets - March 31, 2016 and December 31, 2015	6

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2016 and 2015	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended March 31, 2016 and 2015	8

Exelon Generation Statistics - Three Months Ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015	10

ComEd Statistics - Three months ended March 31, 2016 and 2015	11

PECO Statistics - Three months ended March 31, 2016 and 2015	12

BGE Statistics - Three months ended March 31, 2016 and 2015	13

Pepco Statistics - Three months ended March 31, 2016 and 2015	14

DPL Statistics - Three months ended March 31, 2016 and 2015	15

ACE Statistics - Three months ended March 31, 2016 and 2015	16

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2016
							Exelon
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Consolidated
Operating revenues	$4,739	$1,249	$841	$929	$105	$(290)	$7,573
Operating expenses
Purchased power and fuel	2,442	348	321	373	38	(268)	3,254
Operating and maintenance	1,467	368	215	202	449	134	2,835
Depreciation and amortization	289	189	67	109	14	17	685
Taxes other than income	126	75	42	58	15	9	325

Total operating expenses	4,324	980	645	742	516	(108)	7,099
Gain on sales of assets	—	5	—	—	—	4	9

Operating income (loss)	415	274	196	187	(411)	(178)	483

Other income and (deductions)
Interest expense, net	(97)	(86)	(31)	(24)	(11)	(43)	(292)
Other, net	93	4	2	4	7	9	119

Total other income and (deductions)	(4)	(82)	(29)	(20)	(4)	(34)	(173)

Income (loss) before income taxes	411	192	167	167	(415)	(212)	310
Income taxes	151	77	43	66	(106)	(47)	184
Equity in losses of unconsolidated affiliates	(3)	—	—	—	—	—	(3)

Net income (loss)	257	115	124	101	(309)	(165)	123
Net (loss) income attributable to noncontrolling interests and preference stock dividends	(53)	—	—	3	—	—	(50)

Net income (loss) attributable to common shareholders	$310	$115	$124	$98	$(309)	$(165)	$173

	Three Months Ended March 31, 2015
							Exelon
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Consolidated
Operating revenues	$5,840	$1,185	$985	$1,036	$—	$(216)	$8,830
Operating expenses
Purchased power and fuel	3,433	327	438	487	—	(215)	4,470
Operating and maintenance	1,311	378	222	182	—	(12)	2,081
Depreciation and amortization	254	175	62	106	—	13	610
Taxes other than income	122	75	41	57	—	9	304

Total operating expenses	5,120	955	763	832	—	(205)	7,465
(Loss) gain on sales of assets	(1)	—	1	—	—	1	1

Operating income (loss)	719	230	223	204	—	(10)	1,366
Other income and (deductions)
Interest expense, net	(102)	(84)	(28)	(25)	—	(106)	(345)
Other, net	94	3	2	4	—	(23)	80

Total other income and (deductions)	(8)	(81)	(26)	(21)	—	(129)	(265)

Income (loss) before income taxes	711	149	197	183	—	(139)	1,101
Income taxes	226	59	58	74	—	(54)	363

Net income (loss)	485	90	139	109	—	(85)	738
Net income attributable to noncontrolling interests and preference stock dividends	42	—	—	3	—	—	45

Net income (loss) attributable to common shareholders	$443	$90	$139	$106	$—	$(85)	$693

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company from March 24, 2016 to March 31, 2016.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended March 31,
	2016	2015	Variance
Operating revenues	$4,739	$5,840	$(1,101)
Operating expenses
Purchased power and fuel	2,442	3,433	(991)
Operating and maintenance	1,467	1,311	156
Depreciation and amortization	289	254	35
Taxes other than income	126	122	4

Total operating expenses	4,324	5,120	(796)
Loss on sales of assets	—	(1)	1

Operating income	415	719	(304)

Other income and (deductions)
Interest expense	(97)	(102)	5
Other, net	93	94	(1)

Total other income and (deductions)	(4)	(8)	4

Income before income taxes	411	711	(300)
Income taxes	151	226	(75)
Equity in losses of unconsolidated affiliates	(3)	—	(3)

Net income	257	485	(228)
Net (loss) income attributable to noncontrolling interests and preference stock dividends	(53)	42	(95)

Net income attributable to membership interest	$310	$443	$(133)

	ComEd

	Three Months Ended March 31,
	2016	2015	Variance
Operating revenues	$1,249	$1,185	$64
Operating expenses
Purchased power	348	327	21
Operating and maintenance	368	378	(10)
Depreciation and amortization	189	175	14
Taxes other than income	75	75	—

Total operating expenses	980	955	25
Gain on sales of assets	5	—	5

Operating income	274	230	44

Other income and (deductions)
Interest expense	(86)	(84)	(2)
Other, net	4	3	1

Total other income and (deductions)	(82)	(81)	(1)

Income before income taxes	192	149	43
Income taxes	77	59	18

Net income	$115	$90	$25

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended March 31,
	2016	2015	Variance
Operating revenues	$841	$985	$(144)
Operating expenses
Purchased power and fuel	321	438	(117)
Operating and maintenance	215	222	(7)
Depreciation and amortization	67	62	5
Taxes other than income	42	41	1

Total operating expenses	645	763	(118)
Gain on sales of assets	—	1	(1)

Operating income	196	223	(27)

Other income and (deductions)
Interest expense, net	(31)	(28)	(3)
Other, net	2	2	—

Total other income and (deductions)	(29)	(26)	(3)

Income before income taxes	167	197	(30)
Income taxes	43	58	(15)

Net income attributable to common shareholder	$124	$139	$(15)

	BGE

	Three Months Ended March 31,
	2016	2015	Variance
Operating revenues	$929	$1,036	$(107)
Operating expenses
Purchased power and fuel	373	487	(114)
Operating and maintenance	202	182	20
Depreciation and amortization	109	106	3
Taxes other than income	58	57	1

Total operating expenses	742	832	(90)

Operating income	187	204	(17)

Other income and (deductions)
Interest expense, net	(24)	(25)	1
Other, net	4	4	—

Total other income and (deductions)	(20)	(21)	1

Income before income taxes	167	183	(16)
Income taxes	66	74	(8)

Net income	101	109	(8)
Preference stock dividends	3	3	—

Net income attributable to common shareholders	$98	$106	$(8)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PHI (a)

	Three Months Ended March 31,
	2016	2015	Variance
Operating revenues	$105	$—	$105
Operating expenses
Purchased power and fuel	38	—	38
Operating and maintenance	449	—	449
Depreciation and amortization	14	—	14
Taxes other than income	15	—	15

Total operating expenses	516	—	516

Operating loss	(411)	—	(411)

Other income and (deductions)
Interest expense, net	(11)	—	(11)
Other, net	7	—	7

Total other income and (deductions)	(4)	—	(4)

Loss before income taxes	(415)	—	(415)
Income taxes	(106)	—	(106)

Net loss	$(309)	$—	$(309)

	Other (b)

	Three Months Ended March 31,
	2016	2015	Variance
Operating revenues	$(290)	$(216)	$(74)
Operating expenses
Purchased power and fuel	(268)	(215)	(53)
Operating and maintenance	134	(12)	146
Depreciation and amortization	17	13	4
Taxes other than income	9	9	—

Total operating expenses	(108)	(205)	97
Gain on sales of assets	4	1	3

Operating loss	(178)	(10)	(168)

Other income and (deductions)
Interest expense, net	(43)	(106)	63
Other, net	9	(23)	32

Total other income and (deductions)	(34)	(129)	95

Loss before income taxes	(212)	(139)	(73)
Income taxes	(47)	(54)	7

Net loss	$(165)	$(85)	$(80)

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company from March 24, 2016 to March 31, 2016. Exelon did not own PHI in 2015.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$960	$6,502
Restricted cash and cash equivalents	218	205
Accounts receivable, net
Customer	3,594	3,187
Other	1,138	912
Mark-to-market derivative assets	1,185	1,365
Unamortized energy contract assets	85	86
Inventories, net
Fossil fuel and emission allowances	285	462
Materials and supplies	1,229	1,104
Regulatory assets	1,584	759
Other	1,086	752

Total current assets	11,364	15,334

Property, plant and equipment, net	69,406	57,439
Deferred debits and other assets
Regulatory assets	10,407	6,065
Nuclear decommissioning trust funds	10,526	10,342
Investments	455	639
Goodwill	6,688	2,672
Mark-to-market derivative assets	841	758
Unamortized energy contracts assets	474	484
Pledged assets for Zion Station decommissioning	183	206
Other	1,398	1,445

Total deferred debits and other assets	30,972	22,611

Total assets	$111,742	$95,384

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$3,640	$533
Long-term debt due within one year	2,058	1,500
Accounts payable	2,956	2,883
Accrued expenses	2,260	2,376
Payables to affiliates	8	8
Regulatory liabilities	512	369
Mark-to-market derivative liabilities	203	205
Unamortized energy contract liabilities	582	100
Renewable energy credit obligation	308	302
Other	1,243	842

Total current liabilities	13,770	9,118

Long-term debt	29,314	23,645
Long-term debt to financing trusts	641	641
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	17,474	13,776
Asset retirement obligations	8,755	8,585
Pension obligations	3,771	3,385
Non-pension postretirement benefit obligations	1,902	1,618
Spent nuclear fuel obligation	1,022	1,021
Regulatory liabilities	4,378	4,201
Mark-to-market derivative liabilities	408	374
Unamortized energy contract liabilities	1,144	117
Payable for Zion Station decommissioning	72	90
Other	1,886	1,491

Total deferred credits and other liabilities	40,812	34,658

Total liabilities	84,537	68,062

Commitments and contingencies
Contingently redeemable noncontrolling interest	19	28
Shareholders’ equity
Common stock	18,686	18,676
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	11,954	12,068
Accumulated other comprehensive loss, net	(2,596)	(2,624)

Total shareholders’ equity	25,717	25,793
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	1,276	1,308

Total equity	27,186	27,294

Total liabilities and shareholders’ equity	$111,742	$95,384

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$123	$738
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	1,063	948
Impairment of long-lived assets	119	—
Gain on sales of assets	(9)	(1)
Deferred income taxes and amortization of investment tax credits	127	129
Net fair value changes related to derivatives	(107)	(91)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(55)	(47)
Other non-cash operating activities	808	344
Changes in assets and liabilities:
Accounts receivable	117	(270)
Inventories	142	291
Accounts payable and accrued expenses	(585)	(468)
Option premiums received, net	17	5
Collateral received, net	206	257
Income taxes	47	174
Pension and non-pension postretirement benefit contributions	(239)	(269)
Other assets and liabilities	(296)	(250)

Net cash flows provided by operating activities	1,478	1,490

Cash flows from investing activities
Capital expenditures	(2,188)	(1,784)
Proceeds from nuclear decommissioning trust fund sales	2,240	1,681
Investment in nuclear decommissioning trust funds	(2,297)	(1,747)
Acquisition of businesses, net of cash acquired	(6,645)	(15)
Proceeds from sale of long-lived assets	—	142
Proceeds from termination of direct financing lease investment	360	—
Change in restricted cash	(2)	(26)
Other investing activities	(21)	(2)

Net cash flows used in investing activities	(8,553)	(1,751)

Cash flows from financing activities
Changes in short-term borrowings	1,647	(141)
Proceeds from short-term borrowings with maturities greater than 90 days	123	—
Issuance of long-term debt	151	1,206
Retirement of long-term debt	(116)	(580)
Dividends paid on common stock	(287)	(269)
Proceeds from employee stock plans	9	8
Other financing activities	6	(16)

Net cash flows provided by financing activities	1,533	208

Decrease in cash and cash equivalents	(5,542)	(53)
Cash and cash equivalents at beginning of period	6,502	1,878

Cash and cash equivalents at end of period	$960	$1,825

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended March 31, 2016 and 2015

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon
2015 GAAP Earnings (Loss)	$0.80	$443	$90	$139	$106	$—	$(85)	$693
2015 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.11)	(100)	—	—	—	—	—	(100)
Unrealized Gains Related to NDT Fund Investments (1)	(0.03)	(24)	—	—	—	—	—	(24)
Amortization of Commodity Contract Intangibles (2)	(0.03)	(24)	—	—	—	—	—	(24)
Merger and Integration Costs (3)	0.02	7	2	1	1	—	10	21
Mark-to-Market Impact of PHI Merger Related Interest
Rate Swap (4)	0.06	—	—	—	—	—	48	48
Midwest Generation Bankruptcy Recoveries (5)	(0.01)	(6)	—	—	—	—	—	(6)
CENG Non-Controlling Interest (6)	0.01	7	—	—	—	—	—	7

2015 Adjusted (non-GAAP) Operating Earnings (Loss)	0.71	303	92	140	107	—	(27)	615
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (11)	0.06	61	—	—	—	—	—	61
Nuclear Fuel Cost	—	(4)	—	—	—	—	—	(4)
Capacity Pricing (12)	0.02	16	—	—	—	—	—	16
Market and Portfolio Conditions (13)	(0.10)	(91)	—	—	—	—	—	(91)
ComEd, PECO, BGE and PHI Margins:
Weather	(0.06)	—	(12)	(42)	— (c)	— (c)	—	(54)
Load	—	—	(2)	5	— (c)	— (c)	—	3
Other Energy Delivery (14)	0.11	—	35 (d)	21 (d)	4 (d)	39 (d)	—	99
Operating and Maintenance Expense:
Labor, Contracting and Materials	(0.02)	(5)	(1)	1	(1)	(13)	—	(19)
Planned Nuclear Refueling Outages (15)	0.01	7	—	—	—	—	—	7
Pension and Non-Pension Postretirement Benefits (16)	0.01	7	3	1	—	(2)	1	10
Other Operating and Maintenance (17)	(0.02)	(11)	2	4	(10)	(3)	1	(17)
Depreciation and Amortization Expense (18)	(0.05)	(21)	(8)	(3)	(2)	(8)	(2)	(44)
Interest Expense, Net (19)	(0.02)	1	(1)	(2)	—	(3)	(13)	(18)
Income Taxes	—	(3)	(2)	3	2	—	1	1
Equity in Earnings of Unconsolidated Affiliates	—	(2)	—	—	—	—	—	(2)
CENG Non-Controlling Interest (20)	0.06	60	—	—	—	—	—	60
Other (21)	0.01	(3)	4	(2)	—	(8)	18	9
Share Differential (22)	(0.04)	—	—	—	—	—	—	—

2016 Adjusted (non-GAAP) Operating Earnings (Loss)	0.68	315	110	126	100	2	(21)	632
2016 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.07	64	—	—	—	—	—	64
Unrealized Gains Related to NDT Fund Investments (1)	0.03	31	—	—	—	—	—	31
Amortization of Commodity Contract Intangibles (2)	0.01	12	—	—	—	—	—	12
Merger and Integration Costs (3)	(0.08)	(10)	5	(1)	(1)	(33)	(36)	(76)
Merger Commitments (7)	(0.42)	(2)	—	—	—	(278)	(114)	(394)
Long-Lived Asset Impairment (8)	(0.07)	(71)	—	—	—	—	—	(71)
Reassessment of State Deferred Income Taxes (9)	—	(6)	—	—	—	—	6	—
Cost Management Program (10)	(0.02)	(12)	—	(1)	(1)	—	—	(14)
CENG Non-Controlling Interest (6)	(0.01)	(11)	—	—	—	—	—	(11)

2016 GAAP Earnings (Loss)	$0.19	$310	$115	$124	$98	$(309)	$(165)	$173

Note:

(a)	As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to March 31, 2016. Therefore, the results of operations from 2016 and 2015 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC and District of Columbia PSC, BGE, Pepco and DPL Maryland record a monthly adjustment to rates for residential, commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(d)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)	Reflects the impact of unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value related to the Integrys acquisition.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, upfront credit facilities fees, merger commitments and certain pre-acquisition contingencies, partially offset in 2016 at ComEd by the pending recovery of previously incurred PHI acquisition costs.
(4)	Reflects the impact of mark-to-market activity on forward-starting interest rate swaps held at Exelon Corporate related to financing for the PHI acquisition, which were terminated on June 8, 2015.
(5)	Primarily reflects a 2015 benefit for the favorable settlement of a long-term railcar lease agreement pursuant to the Midwest Generation bankruptcy.
(6)	Represents elimination from Generation’s results of the non-controlling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.
(7)	Represents costs incurred as part of the settlement orders approving the PHI acquisition.
(8)	Primarily reflects the impairment of upstream assets at Generation in 2016.
(9)	Reflects the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016.
(10)	Represents the severance expense and reorganization costs related to a cost management program in 2016.
(11)	Primarily reflects nuclear refueling outage timing and fewer non-refueling outage days in 2016.
(12)	Primarily reflects increased capacity prices in the Mid-Atlantic and Midwest regions, partially offset by decreased capacity prices in the New York market.
(13)	Primarily reflects lower realized energy prices in the Midwest, New York and New England regions and increased oil inventory write-downs in Mid-Atlantic and New England.
(14)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues (due to increased capital investments), partially offset by a decrease in fully recoverable costs. For PECO, primarily reflects increased electric distribution revenue pursuant to the 2015 PAPUC authorized electric distribution rate increase effective January 1, 2016.
(15)	Primarily reflects the impact of decreased refueling outage days in 2016.
(16)	Primarily reflects favorable impact of higher pension and OPEB discount rates in 2016.
(17)	For BGE, primarily reflects increased storm costs.
(18)	Primarily reflects increased nuclear decommissioning amortization at Generation and ongoing capital expenditures at Generation and ComEd.
(19)	At Corporate, primarily reflects increased interest expense due to higher outstanding debt to fund the PHI acquisition.
(20)	Reflects elimination from Generation’s results of the non-controlling interest related to the net impact of CENG’s operating revenue and expenses.
(21)	For Corporate, primarily reflects the absence of a 2015 loss on the termination of forward-starting interest rate swaps.
(22)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the July 2015 common stock issuance.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended,
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	16,208	15,500	16,446	15,619	15,718
Midwest	23,662	23,620	23,927	23,448	22,427
New York (a)	4,932	4,712	4,807	4,738	4,512

Total Nuclear Generation	44,802	43,832	45,180	43,805	42,657
Fossil and Renewables
Mid-Atlantic	898	746	719	750	559
Midwest	449	490	262	363	432
New England	1,924	408	1,840	135	600
New York	1	—	1	1	1
ERCOT	1,376	1,163	2,306	872	1,422
Other (b)	2,147	1,834	1,945	2,096	1,973

Total Fossil and Renewables	6,795	4,641	7,073	4,217	4,987
Purchased Power
Mid-Atlantic	3,755	1,441	3,511	1,384	1,824
Midwest	706	814	515	407	589
New England	4,155	6,372	5,787	5,742	6,408
ERCOT	2,294	2,501	2,422	2,903	2,244
Other (b)	2,600	4,636	5,812	4,616	3,758

Total Purchased Power	13,510	15,764	18,047	15,052	14,823
Total Supply/Sales by Region (c)
Mid-Atlantic (d)	20,861	17,687	20,676	17,753	18,101
Midwest (d)	24,817	24,924	24,704	24,218	23,448
New England	6,079	6,780	7,627	5,877	7,008
New York	4,933	4,712	4,808	4,739	4,513
ERCOT	3,670	3,664	4,728	3,775	3,666
Other (b)	4,747	6,470	7,757	6,712	5,731

Total Supply/Sales by Region	65,107	64,237	70,300	63,074	62,467

	Three Months Ended,
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Outage Days (e)
Refueling	70	103	27	71	89
Non-refueling	10	21	11	18	32

Total Outage Days	80	124	38	89	121

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)	Other Regions includes South, West and Canada, which are not considered individually significant.
(c)	Total sales do not include physical trading volumes of 1,220 GWhs, 1,932 GWhs, 1,913 GWhs, 1,657 GWhs, and 1,808 GWhs for the three months ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015, and March 31, 2015 respectively.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Outage days exclude Salem.

EXELON CORPORATION

ComEd Statistics

Three Months Ended March 31, 2016 and 2015

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2016	2015	% Change	Weather- Normal % Change	2016	2015	% Change
Retail Deliveries and Sales (a)
Residential	6,376	6,997	(8.9)%	(2.6)%	$609	$568	7.2%
Small Commercial & Industrial	7,879	8,161	(3.5)%	(0.2)%	321	338	(5.0)%
Large Commercial & Industrial	6,756	6,877	(1.8)%	1.3%	107	109	(1.8)%
Public Authorities & Electric
Railroads	361	379	(4.7)%	(0.8)%	12	12	—%

Total Retail	21,372	22,414	(4.6)%	(0.5)%	1,049	1,027	2.1%

Other Revenue (b)					200	158	26.6%

Total Electric Revenue					$1,249	$1,185	5.4%

Purchased Power					$348	$327	6.4%

				% Change
	2016	2015	Normal	From 2015	From Normal
Heating and Cooling Degree-Days
Heating Degree-Days	2,900	3,632	3,164	(20.2)%	(8.3)%
Cooling Degree-Days	—	—	—	N/A	N/A

	2016	2015
Number of Electric Customers
Residential	3,566,896	3,511,271
Small Commercial & Industrial	372,254	369,424
Large Commercial & Industrial	1,955	1,966
Public Authorities & Electric Railroads	4,821	4,843

Total	3,945,926	3,887,504

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other revenue includes rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of remediation costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended March 31, 2016 and 2015

	Electric and Gas Deliveries				Revenue (in millions)
				Weather-
				Normal
	2016	2015	% Change	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,415	3,968	(13.9)%	1.3%	$410	$450	(8.9)%
Small Commercial & Industrial	2,025	2,162	(6.3)%	4.8%	119	115	3.5%
Large Commercial & Industrial	3,594	3,734	(3.7)%	(3.1)%	58	53	9.4%
Public Authorities & Electric Railroads	227	228	(0.4)%	(0.4)%	8	8	—%

Total Retail	9,261	10,092	(8.2)%	0.3%	595	626	(5.0)%

Other Revenue (b)					49	51	(3.9)%

Total Electric Revenue					644	677	(4.9)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	27,111	34,863	(22.2)%	4.6%	187	296	(36.8)%
Transportation and Other	7,696	8,696	(11.5)%	1.4%	10	12	(16.7)%

Total Gas	34,807	43,559	(20.1)%	4.0%	197	308	(36.0)%

Total Electric and Gas Revenues					$841	$985	(14.6)%

Purchased Power and Fuel					$321	$438	(26.7)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,137	2,934	2,477	(27.2)%	(13.7)%
Cooling Degree-Days	5	—	1	N/A	400.0%

Number of Electric Customers	2016	2015	Number of Gas Customers	2016	2015
Residential	1,449,470	1,439,005	Residential	468,808	464,344
Small Commercial & Industrial	149,388	149,192	Commercial & Industrial	43,313	42,941

Large Commercial & Industrial	3,092	3,102	Total Retail	512,121	507,285
Public Authorities & Electric Railroads	9,807	9,771	Transportation	817	847

Total	1,611,757	1,601,070	Total	512,938	508,132

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended March 31, 2016 and 2015

	Electric and Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,479	4,173	(16.6)%	$428	$449	(4.7)%
Small Commercial & Industrial	774	845	(8.4)%	73	76	(3.9)%
Large Commercial & Industrial	3,219	3,439	(6.4)%	100	120	(16.7)%
Public Authorities & Electric Railroads	71	75	(5.3)%	9	8	12.5%

Total Retail	7,543	8,532	(11.6)%	610	653	(6.6)%

Other Revenue (b)				70	60	16.7%

Total Electric Revenue				680	713	(4.6)%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	38,584	46,877	(17.7)%	238	299	(20.4)%
Transportation and Other (d)	2,496	3,325	(24.9)%	11	24	(54.2)%

Total Gas	41,080	50,202	(18.2)%	249	323	(22.9)%

Total Electric and Gas Revenues				$929	$1,036	(10.3)%

Purchased Power and Fuel				$373	$487	(23.4)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,280	2,950	2,412	(22.7)%	(5.5)%
Cooling Degree-Days	—	—	—	N/A	N/A

Number of Electric Customers	2016	2015	Number of Gas Customers	2016	2015
Residential	1,141,814	1,131,621	Residential	619,130	612,814
Small Commercial & Industrial	113,034	112,811	Commercial & Industrial	44,224	44,199

Large Commercial & Industrial	11,932	11,777	Total Retail	663,354	657,013
Public Authorities & Electric Railroads	282	286	Transportation	—	—

Total	1,267,062	1,256,495	Total	663,354	657,013

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 2,496 mmcfs ($9 million) and 3,325 mmcfs ($23 million) for the three months ended March 31, 2016 and 2015, respectively.

EXELON CORPORATION

PEPCO Statistics

Three Months Ended March 31, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,218	2,590	(14.4)%	$255	$261	(2.3)%
Small Commercial & Industrial	381	464	(17.9)%	37	41	(9.8)%
Large Commercial & Industrial	3,945	3,607	9.4%	200	187	7.0%
Public Authorities & Electric Railroads	189	185	2.2%	8	8	—%

Total Retail	6,733	6,846	(1.7)%	500	497	0.6%

Other Revenue (b)				51	48	6.3%

Total Electric Revenue				551	545	1.1%

Purchased Power				$197	$211	(6.6)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,010	2,491	2,170	(19.3)%	(7.4)%
Cooling Degree-Days	3	—	3	N/A	N/A

Number of Electric Customers	2016	2015
Residential	769,934	739,321
Small Commercial & Industrial	53,853	53,303
Large Commercial & Industrial	20,996	20,102
Public Authorities & Electric Railroads	126	126

Total	844,909	812,852

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.

EXELON CORPORATION

DPL Statistics

Three Months Ended March 31, 2016 and 2015

	Electric and Gas Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,428	1,863	(23.3)%	$182	$217	(16.1)%
Small Commercial & Industrial	572	510	12.2%	49	51	(3.9)%
Large Commercial & Industrial	1,078	1,108	(2.7)%	25	23	8.7%
Public Authorities & Electric Railroads	14	13	7.7%	4	3	33.3%

Total Retail	3,092	3,494	(11.5)%	260	294	(11.6)%

Other Revenue (b)				43	41	4.9%

Total Electric Revenue				303	335	(9.6)%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	6,060	7,878	(23.1)%	53	79	(32.9)%
Transportation and Other (d)	1,968	2,325	(15.4)%	6	7	(14.3)%

Total Gas	8,028	10,203	(21.3)%	59	86	(31.4)%

Total Electric and Gas Revenues				$362	$421	(14.0)%

Purchased Power and Fuel				$176	$225	(21.8)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,247	2,865	2,449	(21.6)%	(8.2)%
Cooling Degree-Days	3	—	1	N/A	200.0%

Number of Electric Customers	2016	2015	Number of Gas Customers	2016	2015
Residential	453,670	451,299	Residential	120,046	118,549
Small Commercial & Industrial	59,860	60,486	Commercial & Industrial	9,772	9,556

Large Commercial & Industrial	1,418	1,287	Total Retail	129,818	128,105
Public Authorities & Electric Railroads	643	582	Transportation	158	160

Total	515,591	513,654	Total	129,976	128,265

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(d)	Other revenue includes off-system natural gas sales and the short-term release of interstate pipeline transportation and storage capacity not needed to serve customers.

EXELON CORPORATION

ACE Statistics

Three Months Ended March 31, 2016 and 2015

	Electric Deliveries			Revenue (in millions)
	2016	2015	% Change	2016	2015	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	938	1,124	(16.5)%	$150	$175	(14.3)%
Small Commercial & Industrial	289	305	(5.2)%	39	40	(2.5)%
Large Commercial & Industrial	820	816	0.5%	51	49	4.1%
Public Authorities & Electric Railroads	15	12	25.0%	3	3	—%

Total Retail	2,062	2,257	(8.6)%	243	267	(9.0)%

Other Revenue (b)				48	67	(28.4)%

Total Electric Revenue				291	334	(12.9)%

Purchased Power				$158	$191	(17.3)%

				% Change
Heating and Cooling Degree-Days	2016	2015	Normal	From 2015	From Normal
Heating Degree-Days	2,270	3,041	2,523	(25.4)%	(10.0)%
Cooling Degree-Days	4	—	1	N/A	300.0%

Number of Electric Customers	2016	2015
Residential	482,718	481,354
Small Commercial & Industrial	60,858	61,030
Large Commercial & Industrial	3,828	3,814
Public Authorities & Electric Railroads	583	553

Total	547,987	546,751

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.